Exhibit 10.1

FIRST INTERNET BANCORP
2006 STOCK OPTION PLAN

1.                                      PURPOSE

The purpose of this 2006 Stock Option Plan (the “Plan”) is to advance the interests of First Internet Bancorp (the “Corporation”) and its subsidiaries, by stimulating the efforts of directors and key employees on behalf of the Corporation, heightening the desire of those individuals to continue in the service of the Corporation or its subsidiaries and assisting the Corporation and its subsidiaries in competing effectively with other enterprises for the services of new directors and key employees necessary for the continued improvement of operations.  This Plan permits the grant of incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), as well as options which are not incentive stock options pursuant to Code Section 422.

2.                                      DEFINITIONS

(a)                                 “Arm’s Length Transaction” means a transaction negotiated and bargained for in the ordinary course of business, in good faith, between unrelated parties, each acting in its own self interest.

(b)                                 “Board” means the Board of Directors of the Corporation.

(c)                                  “Change in Control” means:

(i)                                     The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Corporation (the “Outstanding Corporation Common Shares”) or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Corporation (excluding an acquisition by virtue of the exercise of a conversion privilege), (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B) and (C) of subsection (iii) of this Section 2(c) are satisfied; or

(ii)                                  Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)                               Approval by the shareholders of the Corporation of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (A) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Corporation Common Shares Outstanding Corporation Voting securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Corporation Common Shares and outstanding Corporation Voting Securities, as the case may be, (B) no Person (excluding the Corporation, any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such reorganization merger or consolidation and any Person beneficially owning immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Outstanding Corporation Common Shares or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

(iv)                              Approval by the shareholders of the Corporation of (A) a complete liquidation or dissolution of the Corporation or (B) the sale or other disposition of all or substantially all of the assets of the Corporation, other than to a corporation, with respect to which following such sale or other disposition, (1) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Shares and Outstanding Corporation Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership immediately prior to such sale or other disposition, of the Outstanding Corporation Common Shares and outstanding Corporation Voting Securities, as the case may be, (2) no Person (excluding the Corporation and any employee benefit plan (or related trust) of the Corporation or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition directly or indirectly, 20% or more of the Outstanding Corporation Common Shares or Outstanding Corporation Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Corporation.

(d)                                 “Committee” means the Compensation Committee of the Board of Directors, which shall consist of not less than two persons appointed by the Board, or the full Board if no committee is appointed.

(e)                                  “Common Shares” means shares of the Corporation’s common stock, no par value, or the number and kind of shares of stock or other securities which shall be substituted or adjusted for such shares as provided in Section 7.  Such shares may be authorized and unissued shares of the Corporation’s common stock.

(f)                                   “Disability” means a physical condition arising from an illness or injury which renders an individual incapable of performing work pursuant to the terms of Code Section 22(3).  The Committee shall make the final determination as to an individual’s Disability, and that determination shall be conclusive on all of the parties.

(g)                                  “Fair Market Value” means, if the stock is not then Publicly Traded, $10 per Common Share until such time as Common Shares have been traded in an Arm’s Length Transaction.  After an Arm’s Length Transaction, the Fair Market Value shall be the most recent price per Common Share at which Common Shares have been traded in an Arm’s Length Transaction provided that such Transaction has occurred within a six-month period.  If no Arm’s Length Transaction has occurred within a six-month period, the Fair Market Value will be the price per Common Share most recently determined by the Committee or the Board within such six month period taking the following factors into consideration: the price at which one could reasonably expect such stock to be sold for cash in an Arm’s Length Transaction; the most recent transactions involving shares of such stock; the Corporation’s net worth; prospective earning power and dividend-paying capacity; the goodwill of the Corporation’s business; the Corporation’s industry position; the industry’s economic outlook; the values of securities of issuers whose stock is Publicly Traded and which are engaged in the banking business; the absence of a public market for such stock and such other matters as the Committee or Board deems appropriate.  The determination by the Committee or the Board of the Fair Market Value shall, if not unreasonable, be conclusive and binding notwithstanding the possibility that other persons might make a different, and also reasonable, determination.  In no event shall the Fair Market Value be less than the book value of a Common Share at the end of the most recent fiscal year quarter.

If the stock is then Publicly Traded, the Fair Market Value is the closing price of the stock as of the day in question (or, the nearest preceding trading day if the day in question is not a trading day) as reported with respect to the market in which shares of such stock are then traded, or, if no such closing prices are reported, on the basis of the mean between the high bid and low asked prices that day on the principal market or quotation system on which shares of such stock are then quoted, or, if not so quoted, as furnished by a professional securities dealer making a market in such stock selected by the Board or the Committee.

(h)                                 “Misconduct” means acts of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Corporation or a subsidiary, breach of fiduciary duty or deliberate disregard of the Corporation’s or a subsidiary’s rules resulting in loss, damage or injury to the Corporation or a subsidiary, or the making of an unauthorized disclosure of any the Corporation’s or a subsidiary’s trade secret or confidential information, engaging in any conduct constituting unfair competition, inducing any of the Corporation’s or a subsidiary’s customers to breach a contract with the Corporation or a subsidiary or inducing any principal for whom the Corporation or a subsidiary acts as agent to terminate such agency relationship.  In determining whether an optionee has committed an act of Misconduct, the Committee shall act fairly and shall give the optionee an opportunity to appear and present evidence on his or her behalf at a hearing before the Committee of the Board of Directors.

(i)                                     “Plan” means the First Internet Bancorp 2006 Stock Option Plan.

(j)                                    “Publicly Traded” means traded in the over-the-counter market with Common Shares prices reported by the National Association of Securities Dealers through its NASDAQ system or any successor system, or listed or admitted to trading on the New York Stock Exchange or any other national securities exchange.

(k)                                 “Retirement” means retirement from active employment, or retirement from service in the case of a director, with the Corporation or a subsidiary at or after age 65.  The determination of the Committee as to an individual’s Retirement shall be conclusive on all parties.

3.                                      ELIGIBLE PARTICIPANTS

Directors and key employees of the Corporation and its subsidiaries who, in the Committee’s judgment, are largely responsible through their judgment, interest, ability and special efforts for the successful conduct of the Corporation’s or its subsidiaries’ operations are eligible to receive options granted under this Plan by the Committee from time to time.

4.                                      EFFECTIVE DATE AND TERMINATION OF PLAN

This Plan was adopted by the Board of Directors and its shareholders and will become effective on March 17, 2006. The Plan shall terminate when all shares of stock subject to options granted under this Plan shall have been acquired through exercise of such options or on March 16, 2016, whichever is earlier or at such earlier time as the Board of Directors may determine.  Termination of the Plan will not affect the rights and obligations arising under options theretofore granted and then in effect.

5.                                      SHARES SUBJECT TO THE PLAN AND TO OPTIONS

The maximum number of Common Shares of Corporation that may be subject to awards under the Plan is Four Hundred Thousand (400,000), subject to adjustment pursuant to Section 7.  In no event shall the aggregate number of Common Shares for which any one individual participating in the Plan may be granted stock options exceed 75,000 shares per calendar year, subject to adjustment pursuant to Section 7. All or any shares of stock subject to an option which for any reason terminates unexercised may again be made subject to an option under the Plan.

6.                                      GRANT, TERMS AND CONDITIONS OF OPTIONS

Options may be granted at any time and from time to time prior to the termination of the Plan.  No optionee shall have any rights as a shareholder with respect to any Common Shares subject to option hereunder until said Shares have been issued.  Each option shall be evidenced by a written stock option agreement which will expressly identify the option as an incentive stock option or as a nonqualified stock option.  Options granted pursuant to the Plan need not be identical but each option is subject to the terms of the Plan and must contain and be subject to the following terms and conditions:

(a)                                 Price.  The purchase price under each option granted to optionees shall be established by the Committee.  In no event will the option price of a stock option be less than 100% of the Fair Market Value of the stock on the date of grant.  The option price must be paid in full at the time of the exercise.  The price may be paid in cash or cash equivalents or, if the Common Shares are publicly traded, in Common Shares held by the optionee for the period of time necessary to qualify as mature shares as defined by current accounting guidance and valued at Fair Market Value having an aggregate value on the date of exercise equal to the option price, or in any combination of the foregoing.

(b)                                 Duration and Exercise or Termination of Option.  Each option granted to an optionee shall be exercisable in such manner and at such times as the Committee shall determine.  Each option grant shall become exercisable in a series of three equal and successive annual installments of 33 1/3% of the number of options granted, with the first 33 1/3% vesting at the end of one year measured from the grant date of the option.  Each option granted must expire within a period of ten (10) years from the grant date.  An optionee’s stock option agreement may provide for accelerated exercisability in the event of the optionee’s death, Disability or Retirement or other events in accordance with policies established by the Committee and may provide for expiration prior to the end of its terms in the event of the termination of the optionee’s service.

Except as otherwise provided in this Plan, the following provisions shall govern the exercise period applicable to any options held by the optionee at the time of cessation of service or death:

(i)                                     Should the optionee cease to remain in service for any reason other than death or Disability, then the period during which each outstanding option held by such optionee is to remain exercisable shall be limited to the three (3)-month period following the date of such cessation of service.

(ii)           Should such service terminate by reason of Disability, then the period during which each outstanding option held by the optionee is to remain exercisable shall be limited to the twelve (12)-month period following the date of such cessation of service.

(iii)          Should the optionee die while holding one or more outstanding options, then the period during which each such option is to remain exercisable shall be limited to the twelve (12)-month period following the date of the optionee’s death.  During such limited period, the option may be exercised by the personal representative of the optionee’s estate or by the person or persons to whom the option is transferred pursuant to the optionee’s will or in accordance with the laws of descent and distribution.

(iv)                              Should the optionee’s service be terminated for Misconduct, then all outstanding options held by the optionee shall terminate immediately and cease to be outstanding.

(v)                                 Under no circumstances shall any such option be exercisable after the specified expiration date of the option term.

(vi)                              During the applicable post-service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the optionee’s cessation of service.  Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable for any vested shares for which the option has not been exercised.  However, the option shall, immediately upon the optionee’s cessation of service for any reason, terminate and cease to be outstanding with respect to any option shares for which the option is not at that time exercisable or in which the optionee is not otherwise at that time vested.

(c)                                  Transferability of Option.  Each option shall be transferable only by will or the laws of descent and distribution following the optionee’s death.

(d)                                 Modification or Assumption of Options. The Committee may modify, extend or assume outstanding options (whether granted by the Corporation or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price.

(e)                                  Incentive Options.  Options granted under the Plan that are intended to be incentive options will be subject to the following additional terms and conditions.

(i)                                     Dollar Limitation.  To the extent that the aggregate Fair Market Value of Common Shares (determined as of the respective date or dates of grant) underlying incentive options which are exercisable for the first time by any individual during any calendar year under the Plan (or any other plan of the Corporation, a parent or subsidiary corporation or predecessor thereof) exceeds the sum of $100,000 (or such greater amount as may be permitted under the Code), whether by reason of acceleration or otherwise, such options will not be treated as incentive options.  In making such a determination, options will be taken into account in the order in which they were granted.

(ii)           10% Shareholder.  If any optionee to whom an incentive option is to be granted pursuant to the provisions of the Plan is, on the date of grant, the owner of stock (determined with application of the ownership attribution rules of Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary corporation (“10% Shareholder”), then the following special provisions will apply to the option granted to such individual:

(iii)          The option price per share of the stock subject to such incentive option will not be less than one hundred ten percent (110%) of the Fair Market Value of the option shares on the date of grant; and

(iv)                              The option will not have a term in excess of five years from the date of grant.

(g)                                  Other Terms and Conditions.  Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate.  No option, however, nor anything contained in the Plan shall confer upon any optionee any right to continue in the Corporation’s or a subsidiary’s employ or service nor limit in any way the Corporation’s or a subsidiary’s right to terminate his or her employment or service at any time.

7.                                      ADJUSTMENT OF AND CHANGES IN THE STOCK

(a)                                 Should any change be made to the Common Shares issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Shares as a class, without the Corporation’s receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one individual participating in the Plan may be granted stock options in the aggregate per calendar year, (iii) the number and/or class of securities and price per share in effect under each option outstanding under the Plan.  Such adjustments to the outstanding options are to be effected in a manner which precludes the enlargement or dilution of rights and benefits under the Plan.  The adjustments determined by the Committee or the Board shall be final, binding and conclusive.

(b)                                 No right to purchase fractional shares shall result from any adjustment in options pursuant to this Section 7.  In case of any such adjustment, the shares subject to the option shall be rounded down to the nearest whole share.  Notice of any adjustment shall be given by the Corporation to each optionee which shall have been so adjusted and such adjustment (whether or not notice is given) shall be effective and binding for all purposes of the Plan.

8.                                      CHANGE IN CONTROL

(a)                                       In connection with any Change in Control, the Common Shares at the time subject to each outstanding option under this Plan but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable for all of the Common Shares at the time subject to that option and may be exercised for all or any portion of those shares as fully vested Common Shares.  Each option so accelerated shall remain exercisable for fully-vested shares until the expiration or sooner termination of the option term.

(b)                                 The portion of any incentive option accelerated in connection with a Change in Control shall remain exercisable as an incentive option only to the extent the applicable one hundred thousand dollar limitation is not exceeded.  To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a non-statutory option under the Federal tax laws.

(c)                                  The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

9.                                      THE CORPORATION’S RIGHT OF FIRST PURCHASE

So long as the stock of the class subject to this Plan has not been Publicly Traded for at least ninety days, any stock issued on exercise of any option granted under this Plan shall be subject to the Corporation’s right of first purchase.  By virtue of that right, such stock may not be transferred during the optionee’s lifetime to any person other than members of the optionee’s immediate family, a partnership whose members are the optionee and/or members of the optionee’s immediate family, or a trust for the benefit of the optionee and/or members of the optionee’s immediate family, unless such transfer occurs within fifteen days following the expiration of thirty days after the Corporation has been given a written notice which correctly identified the prospective transferee or transferees and which offered the Corporation an opportunity to purchase such stock at its Fair Market Value in cash and such offer was not accepted within thirty days after the Corporation’s receipt of the notice.

10.                               LISTING OR QUALIFICATION OF STOCK

In the event that the Board of Directors determines in its discretion that the listing or qualification of the Plan shares on any securities exchange or under any applicable law or governmental regulation is necessary as a condition to the issuance of such shares under the option, the option may not be exercised in whole or in part unless such listing, qualification, consent or approval has been unconditionally obtained.

11.                               ADMINISTRATION AND AMENDMENT OF THE PLAN

The Plan shall be administered by the Committee.  The Committee shall be appointed by the Board of Directors, and shall serve at its pleasure.  The Board shall fill vacancies on the Committee and may from time to time remove or add members.  The Board of Directors may amend or terminate the Plan as desired, without further action by the Corporation’s shareholders except to the extent required by applicable law, provided such amendment does not adversely affect the rights and obligations with respect to options outstanding at the time of the amendment.

12.                               TIME OF GRANTING OPTIONS

The effective date of each option granted hereunder shall be the date on which the grant was made.  Within a reasonable time thereafter, the Corporation will execute and deliver a written option agreement to the optionee.

13.                               WITHHOLDING

To the extent required by applicable federal, state, local or foreign law, an optionee shall make arrangements satisfactory to the Corporation or a subsidiary, as applicable, for the satisfaction of any withholding tax obligations that arise by reason of an option exercise or any sale of shares.  The Corporation shall not be required to issue shares until such obligations are satisfied.  The Committee may, in its sole discretion, permit these obligations to be satisfied by having the Corporation or a subsidiary withhold a portion of the shares of stock that otherwise would be issued to him or her upon exercise of the option, or to the extent permitted, by tendering shares previously acquired.